FORM 4

☐ Check this box if no longer subject to Section 16. Form 4 or Form 5 obligations may continue. *See* Instruction 1(b).

(Print or Type Responses)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF CHANGES IN BENEFICIAL OWNERSHIP OF SECURITIES

Filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, Section 17(a) of the Public Utility Holding Company Act of 1935 or Section 30(h) of the Investment Company Act of 1940

OMB APPROVAL
OMB Number: 3235-0287
Expires: February 28, 2011
Estimated average burden hours per response . . . 0.5

1. Name and Address of Reporting Person*

KNABEL WAYNE L
(Last) (First) (Middle)

THE GORMAN-RUPP COMPANY
305 BOWMAN STREET
(Street)

MANSFIELD OH 44903
(City) (State) (Zip)

2. Issuer Name and Ticker or Trading Symbol

THE GORMAN-RUPP COMPANY GRC

3. Date of Earliest Transaction (Month/Day/Year)

05/09/2008

4. If Amendment, Date Original Filed (Month/Day/Year)

5. Relationship of Reporting Person(s) to Issuer (Check all applicable)

____ Director ____ 10% Owner
__x__ Officer (give title below) ____ Other (specify below)

Vice President Finance

6. Individual or Joint/Group Filing (Check applicable)

__X__ Form filed by One Reporting Person
____ Form filed by More than One Reporting Person

Table I -- Non-Derivative Securities Beneficially Owned

1. Title of Security (Instr. 3)	2. Transaction Date (Month/Day/Year)	2A. Deemed Execution Date, if any (Month/Day/Year)	3. Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4)	6. Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	7. Nature of Indirect Beneficial Ownership (Instr. 4)
			Code	V	Amount	(A) or (D)	Price			
Common Stock	07/17/2008		P		2000 (1)	A	$41.81	2000	D	
Common Stock (Company Stock Plan)	05/09/2008		L	V	5	A	$35.0959	5	D	

Reminder: Report on a separate line for each class of securities beneficially owned directly or indirectly

* If the form is filed by more than one reporting person, *see* Instructions 4(b)(v).

Persons who respond to the collection of the information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SEC 1474 (9-02)

FORM 4 (continued)

Table II -- Derivative Securities Beneficially Owned (e.g., puts, calls, warrants, options, convertible securities)

1. Title of Derivative Security (Instr. 3)	2. Conversion or Exercise Price of Derivative Security	3. Transaction Date (Month/ Day/ Year)	3A. Deemed Execution Date, if any (Month/ Day/ Year)	4. Transaction Code (Instr. 8)		5. Number of Derivative Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)		6. Date Exercisable and Expiration Date (Month/Day/ Year)		7. Title and Amount of Underlying Securities (Instr. 3 and 4)		8. Price of Derivative Security (Instr. 5)	9. Number of derivative Securities Beneficially Owned Following Reported Transaction(s) (Instr. 4)	10. Ownership Form of Derivative Security: Direct (D) or Indirect (I) (Instr. 4)	11. Nature of Indirect Beneficial Ownership (Instr. 4)
				Code	V	(A)	(D)	Date Exercisable	Expiration Date	Title	Amount or Number of Shares				

Explanation of Responses: See attached footnote page.

** Intentional misstatements or omissions of facts constitute Federal Criminal Violations.
see 18 U.S.C. 1001 and 15 U.S.C. 78ff(a)

/s/Wayne L. Knabel — 07/17/2008

** Signature of Reporting Person — Date

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

FOOTNOTES

1 Restricted shares received from the Company's treasury as compensation to a new officer for services rendered from March 31, 2008 through June 30, 2008.